As filed with the Securities and Exchange Commission on June 28, 2001
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           VERMONT PURE HOLDINGS, LTD.
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   03-0366218
                      (I.R.S. Employer Identification No.)

         Route 66, Catamount Industrial Park, Randolph, Vermont        05060
               (Address of Principal Executive Offices)              (Zip Code)

               1998 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN
          VERMONT PURE HOLDINGS, LTD. 1999 EMPLOYEE STOCK PURCHASE PLAN
                            FALLON STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Timothy G. Fallon
                      Chairman and Chief Executive Officer
                           Vermont Pure Holdings, LTD.
                       Route 66, Catamount Industrial Park
                             Randolph, Vermont 05060
                     (Name and Address of Agent for Service)

                                 (802) 728-3600
          (Telephone Number, Including Area Code, of Agent For Service)
                               -------------------

                                   Copies to:
                             Dean F. Hanley, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              -------------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                 Proposed          Proposed
                                              Amount             Maximum            Maximum
        Title of Each Class of                 to be          Offering Price       Aggregate          Amount of
     Securities to be Registered            Registered          Per Share       Offering Price    Registration Fee
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value     1,263,303 shares (1)      $3.2447(2)       $4,099,039(2)       $1,024.76
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value       236,697 shares (3)      $3.75(4)         $  887,614(4)       $  221.90
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value       500,000 shares (5)      $3.1875(6)       $1,593,750(6)       $  398.44
--------------------------------------------------------------------------------------------------------------------
    Common Stock, $.001 par value       293,335 shares (7)      $2.50            $  733,338          $  183.33
====================================================================================================================

(1) Represents shares of Common Stock issuable upon exercise of stock options granted pursuant to the 1998 Incentive and Non-statutory Stock Option Plan as of June 26, 2001.

(2) Calculated pursuant to Rule 457 (h)(1) based on the weighted average exercise price per share of the options.

(3) Represents shares of Common Stock issuable pursuant to options that may be granted under the 1998 Incentive and Non-statutory Stock Option Plan but have not yet been granted as of June 26, 2001.

(4) Estimated pursuant to Rules 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the consolidated reporting system of the American Stock Exchange on June 26, 2001.

(5) Represents shares of Common Stock issuable under the Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan.

(6) Estimated pursuant to Rules 457(c) and (h) based on 85% of the average of the high and low prices of the Common Stock as reported on the consolidated reporting system of the American Stock Exchange on June 26, 2001.

(7)  Represents  shares of Common Stock  issuable  under the Fallon Stock Option
     Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

     Vermont Pure Holdings, Ltd. (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

      (1) the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000;

      (2) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended January 31, 2001 and April 30, 2001;

      (3) the Company's definitive Proxy Statement dated February 28, 2001, used in connection with its Annual Meeting of Stockholders held on March 27, 2001;

      (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on July 9, 1992, as amended March 14, 1995 and May 14, 1999, and as further amended under cover of Form 8-K filed by the Comapny with the Commission on October 19, 2000, all under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

      (5) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.     Description of Securities.

      Not applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not applicable.

Item 6.     Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Article 9 of the Company's Certificate of Incorporation provide for indemnification of the Company's officers, directors, employees and agents to the full extent permitted by the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware Corporation Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or
(iv) any transaction from which the director derived an improper personal benefit. Article 8 of the Company's Certificate of Incorporation includes language substantially the same as that of Section 102(b)(7) of the Delaware General Corporation Law.

     Section 145 of the Delaware General Corporation Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company provides liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

Item 7.     Exemption from Registration Claimed.

      Not applicable.

Item 8.  Exhibits.

Exhibit No.      Description
-------------    -------------
    4.1(1)       Specimen certificate for the Common Stock
    5.1          Opinion of Foley, Hoag & Eliot LLP
   10.1(2)       1998 Incentive and Non-Statutory Stock Option Plan, as amended

   10.2(3)       Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan

   10.3(4) Stock Option Agreement dated as of November 4, 1994 between the Company and Timothy G. Fallon

   10.4(5) Amendment to Stock Option Agreement dated as of June 22, 1995 between the Company and Timothy G. Fallon


   10.5 Amendment to Stock Option Agreement dated as of September 12, 1997 between the Company and Timothy G. Fallon

   23.1          Consent of Feldman Sherb & Co., P.C.

   23.2          Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

   24.1          Power of Attorney (contained on the signature page)
---------------

(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as Appendix C to the Company's Form S-4 Registration Statement, File No. 333-45226, filed on September 6, 2000.

(3) Filed as Exhibit A to the Company's definitive Proxy Statement dated May 14, 1999, used in connection with its Annual Meeting of Stockholders held on June 15, 1999.

(4) Filed as Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 1994 and incorporated herein by reference.

(5) Filed as Exhibit 10.3 to the Company's Registration Statement on Form S-8 (file number 33-95908) and incorporated herein by reference.


Item 9.  Undertakings.

         1.       The undersigned hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;



provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 26th day of June, 2001.

                                                 Vermont Pure Holdings, Ltd.

                                                 By: /s/Timothy G. Fallon
                                                        Timothy G. Fallon, Chief
                                                        Executive Officer

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Timothy Fallon, Peter Baker and Bruce MacDonald, and each of them, as his true and lawful attorneys-in-fact and agents, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this Registration Statement as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                             Date

/s/ Timothy G. Fallon     Chief Executive Officer and              June 26, 2001
----------------------    Chairman of the Board of Directors
    Timothy G. Fallon     (Principal Executive Officer)


/s/ Bruce S. MacDonald    Vice President, Chief Financial Officer  June 26, 2001
----------------------    and Treasurer(Principal Financial and
    Bruce S. MacDonald    Accounting Officer)


/s/ Henry E. Baker        Director and Chairman Emeritus           June 26, 2001
----------------------
    Henry E. Baker

/s/ Peter K. Baker        Director and President                   June 26, 2001
----------------------
    Peter K. Baker

/s/ Philip Davidowitz     Director                                 June 26, 2001
----------------------
    Philip Davidowitz

/s/ David R. Preston      Director                                 June 26, 2001
----------------------
    David R. Preston

/s/ Norman E. Rickard     Director                                 June 26, 2001
---------------------
    Norman E. Rickard

/s/ Ross. S. Rapaport     Director                                 June 26, 2001
---------------------
    Ross. S. Rapaport

/s/ Beat Schlagenhauf     Director                                 June 26, 2001
---------------------
    Beat Schlagenhauf

/s/ Robert C. Getchell    Director                                 June 26, 2001
----------------------
    Robert C. Getchell

                                  EXHIBIT INDEX


Exhibit No.      Description
-------------    -------------
    4.1(1)       Specimen certificate for the Common Stock
    5.1          Opinion of Foley, Hoag & Eliot LLP
   10.1(2)       1998 Incentive and Non-Statutory Stock Option Plan, as amended

   10.2(3)       Vermont Pure Holdings, Ltd. 1999 Employee Stock Purchase Plan

   10.3(4) Stock Option Agreement dated as of November 4, 1994 between the Company and Timothy G. Fallon

   10.4(5) Amendment to Stock Option Agreement dated as of June 22, 1995 between the Company and Timothy G. Fallon


   10.5 Amendment to Stock Option Agreement dated as of September 12, 1997 between the Company and Timothy G. Fallon

   23.1          Consent of Feldman Sherb & Co., P.C.

   23.2          Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)

   24.1          Power of Attorney (contained on the signature page)
---------------

(1) Filed as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (file number 33-72940), as declared effective by the Commission on February 24, 1994 and incorporated herein by reference.

(2) Filed as Appendix C to the Company's Form S-4 Registration Statement, File No. 333-45226, filed on September 6, 2000.

(3) Filed as Exhibit A to the Company's definitive Proxy Statement dated May 14, 1999, used in connection with its Annual Meeting of Stockholders held on June 15, 1999.

(4) Filed as Exhibit 10.7 of the Company's Annual Report on Form 10-K for the fiscal year ended October 29, 1994 and incorporated herein by reference.

(5) Filed as Exhibit 10.3 to the Company's Registration Statement on Form S-8 (file number 33-95908) and incorporated herein by reference.